The MONY Group Inc. 1740 Broadway New York, NY 10019 212 708 2250 212 708 2399 Fax	News Release MEDIA CONTACTS: Mary Taylor 212 708 2250 INVESTOR CONTACT: Jay Davis 212 708 2917

The MONY Group Inc. Reports First Quarter Results

NEW YORK – May 6, 2004—The MONY Group Inc. (NYSE: MNY) today reported results for its first fiscal quarter ended March 31, 2004.

The company experienced a net loss for the first quarter 2004 of $12.3 million or $0.25 per share, which included the following items:

■	Venture capital income of $0.6 million or $0.01 per share;

■	Realized gains from investments of $2.5 million or $0.05 per share;

■	Merger related expenses of $20 million or $0.40 per share;

■	$4 million or $0.08 per share gain relating to a cumulative effect of a change in accounting principle (SOP 03-1); and

■	Adjusted operating income for the quarter was $0.6 million or $0.01 per share.

Net income for the first quarter of 2003 was $7.6 million or $0.16 per share and included:

•	Venture capital losses of $5.2 million or $0.11 per share;

•	$9.4 million or $0.20 per share of net realized gains from investments; and

•	Adjusted operating income for the first quarter of 2003 was $3.4 million or $0.07 per share.

“We continue to stay focused on managing our business and completing our proposed merger with AXA Financial. Sales for each of our three business segments rose during the first quarter over the year-ago period, driven by more favorable economic and market conditions, and the improvements we have made over the past few years, in terms of expanding distribution and enhancing product offerings.” said Michael I. Roth Chairman and CEO, The MONY Group.

“However, increased competition, lack of scale and lower interest rates continue to impede our ability to generate appropriate levels of profitability. This is why we believe that the merger with AXA Financial represents the best opportunity for, and provides full and fair value to, our shareholders,” said Roth.

Highlights

–	On September 17, 2003, The MONY Group Inc. and AXA Financial, Inc. announced that their Boards of Directors had unanimously approved a definitive agreement for AXA Financial to acquire The MONY Group in a cash transaction valued at approximately $1.5 billion. The transaction is subject to MONY shareholder approval, certain required regulatory approvals, and other customary conditions. A definitive proxy statement concerning the acquisition has been mailed to MONY shareholders. A special meeting of MONY shareholders will be held on May 18, 2004 at 10:30 AM to vote on the proposed acquisition. Stockholders of record as of April 8, 2004 are eligible to vote on the merger.

–	On February 23, 2004, The MONY Group Inc. and AXA Financial, Inc. announced that they had amended their merger agreement to permit MONY to declare a dividend of $0.10 per MONY share, in addition to the $0.23 to $0.25 dividend that MONY had announced on February 5. Both the additional $0.10 per share dividend and the dividend declared on February 5 are contingent upon consummation of the merger and will be paid to MONY stockholders who are holders of record immediately prior to the closing of the transaction. Therefore, upon consummation, MONY stockholders will receive dividends totaling approximately $0.33 to $0.35 per share in addition to the $31.00 per share that AXA Financial has agreed to pay in the transaction.

–	On April 1, the United States Court of Appeals for the Second Circuit unanimously ruled in favor of MONY and directed entry of a preliminary injunction preventing dissidents opposing the merger from violating the federal proxy rules by mailing proxy material that included reproductions of MONY’s proxy card to MONY stockholders in connection with the merger, without complying with the disclosure requirements of the federal proxy rules.

–	On April 12, the Delaware Chancery Court upheld the action taken by the MONY Board of Directors in setting a new record date of April 8, 2004 and a new meeting date of May 18, 2004 for the purpose of voting on the merger with AXA Financial. In determining that MONY’s Board acted reasonably in arriving at its decision, the Court noted that “[The Board’s] response, to change the record date, was not preclusive of a full and fair vote; if anything, it enfranchised those stockholders who were equity owners of the corporation but who could not vote. Finally, the Board’s response, changing the meeting and record date … is certainly proportionate and within a range of reasonableness.”

An earnings summary is as follows:

($ in millions except share data and per share amounts)
($ millions After Tax)	Three Months Ended 03/31/04	Three Months Ended 03/31/03

Net (Loss) Income	(12.3)	7.6

Net Realized Gains From Investments	(2.5)	(9.4)

Net (Income) Loss from Venture Capital	(0.6)	5.2

Merger Related Expenses	20.0	—

Cumulative Effect of a Change in Accounting Principle (3)	(4.0)	—

Adjusted Operating Income (1)	$0.6	$3.4

Diluted Per Share Amounts (2):

Net (Loss) Income	(0.25)	0.16

Net Realized Gains From Investments	(0.05)	(0.20)

Net (Income) Loss from Venture Capital	(0.01)	0.11

Merger Related Expenses	0.40	—

Cumulative Effect of a Change in Accounting Principle (3)	(0.08)	—

Adjusted Operating Income	0.01	0.07

Share Data(2):
Weighted Average Shares Outstanding	50,121,814	46,961,194
Plus: Incremental shares from assumed conversion of dilutive securities	—	23,816

Weighted-average shares used in dilutive per share calculations	50,121,814	46,985,010

(1)	In addition to reporting and measuring the company’s results of operations based on net income/(loss) as determined in accordance with generally accepted accounting principles (GAAP), the company also reports what it refers to as “adjusted operating income”, which, while derived from our results in accordance with GAAP, represents a non-GAAP financial measure. The company generally defines “adjusted operating income” as net income/(loss) determined in accordance with GAAP excluding after -tax net realized gains/(losses) and the net after-tax results from the company’s venture capital investments. These items will fluctuate from period to period depending on the prevailing interest rate and economic environment, and are not necessarily indicative of the overall operating trends in our core operations. In addition, for the three-months ended March 31, 2004 the company has excluded expenses incurred in connection with its pending acquisition by AXA Financial, Inc. and a gain from the cumulative effect of a change in accounting principle in calculating its “adjusted operating income” because such expenses and gains are not indicative of overall operating trends in the company’s core operations. Both the company and many users of its financial information use this non-GAAP financial measure to evaluate the company’s operating performance.
(2)	815,257 incremental shares from the assumed conversion of dilutive securities were not included in the computation of per share amounts for the three-month period ended March 31, 2004 because their inclusion would be anti-dilutive.
(3)	On January 1, 2004, the company adopted the AICPA’s Statement of Position 03-1 Accounting and Reporting by Insurance Enterprises for Certain Non-Traditional Long-Duration Contracts and for Separate Accounts (“SOP 03-1”). The cumulative effect of the adoption of SOP 03-1, totaling $4.0 million or $0.08 per share, is shown as a one time credit to income in the company’s income statement for the three-month period ended March 31, 2004.

Business Segments

Protection Segment

Through its protection segment, The MONY Group sells a wide range of life insurance products (including whole, term, universal, variable universal, survivorship universal, group universal life and interest sensitive whole life) to higher-income individuals, particularly small business owners, family builders and pre-retirees as well as corporations through its U.S. Financial Life Insurance Company (USFL) and MONY Life Insurance Company subsidiaries.

Total new annualized and single life insurance premiums for the first quarter of 2004 were $77 million compared with $67 million in the first quarter of 2003.

MONY Life’s individual life insurance sales were $20 million in the first quarter of 2004 compared with $19 million in the prior year period. Through MONY Partners, the brokerage channel generated $9 million in new insurance sales vs. $6 million in the prior year quarter, while the career agency system generated $11 million during the first quarter of 2004 compared with $12 million in the first quarter of 2003.

U.S. Financial Life Insurance Company (USFL) sales for the first quarter of 2004 increased to $16 million from $15 million during the first quarter of 2003.

Sales of corporate-owned life insurance (COLI) and bank-owned life insurance were $41 million for the first quarter of 2004 compared with $33 million in the first quarter of 2003.

Accumulation Segment

The MONY Group distributes proprietary annuities and retail mutual funds through its career agency system, member companies and third-party broker-dealers.

Total new accumulation assets raised in the first quarter of 2004 were $493 million compared with $435 million in the first quarter of 2003.

Accumulation assets under management were $9.8 billion.

The Enterprise Group of Funds had first quarter sales of $365 million compared with $289 million in the first quarter of 2003. Enterprise mutual fund sales through third-party broker-dealers were $314 million during the first quarter of 2004 compared with $247 million for the first quarter of 2003. Sales through MONY Life’s career system were $51 million for the first quarter of 2004 vs. $42 million for the first quarter of 2003.

Annuity sales were $128 million for the first quarter of 2004 compared with $146 million during the first quarter of 2003. Sales of the company’s variable annuities were $98 million compared with $92 million in the year-ago period. Fixed annuity sales declined reflecting the lower interest rate environment and the company’s unwillingness to compromise margins. Fixed annuity sales for the first quarter of 2004 were $30 million compared with $54 million in the first quarter of 2003. The brokerage channel, including MONY Partners generated $19 million and $9 million of fixed and variable annuity sales, respectively, in the current quarter compared with $22 million and $7 million in the prior year period. The career agency system generated $11 million and $89 million of fixed and variable annuity sales, respectively, in the current quarter compared with $32 million and $85 million in the prior year period.

Retail Brokerage & Investment Banking Segment

The Retail Brokerage and Investment Banking segment includes securities brokerage, trading, investment banking, trust and asset management services for high-net worth individuals and small to mid-size business owner clients primarily through MONY’s Advest and MONY Securities Corp. subsidiaries.

The Retail Brokerage and Investment Banking segment had revenues of $107 million for the first quarter of 2004 compared with $87 million for the first quarter of 2003.

Advest revenues were $90 million for the first quarter of 2004 compared with $77 million during the first quarter of 2003.

Revenues for MONY Securities Corporation were $17 million during the first quarter of 2004 compared with $9 million for the first quarter of 2003.

Other Segment

Revenues for MONY Brokerage Inc., which include sales by the company’s career agents of certain nonproprietary protection and other products, and which are reported in the company’s “Other Products” segment were $5.4 million compared with 5.7 million for the first quarter of 2003.

Additional Information about Merger with AXA Financial

The MONY Group has filed a definitive proxy statement concerning the planned acquisition of MONY by AXA Financial with the Securities and Exchange Commission (“SEC”). The proxy statement has also been mailed to MONY shareholders. We urge investors to read the proxy statement and any other relevant documents filed with the SEC, because they contain important information.

Investors can obtain the proxy statement and other relevant documents, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from The MONY Group’s website (www.mony.com).

Forward Looking Statements

This release contains forward-looking statements concerning The MONY Group operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning The MONY Group’s operations, economic performance, prospects and financial condition for 2004 and following years. The MONY Group claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among The MONY Group, AXA Financial, Inc. and AIMA Acquisition Co., including approval of The MONY Group’s shareholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; The MONY Group could experience losses, including venture capital losses; The MONY Group could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; The MONY Group could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; The MONY Group could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; The MONY Group could be required to recognize in its earnings “other than temporary impairment” charges on its invested assets if market conditions and/or if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from The MONY Group’s mortality assumptions; The MONY Group could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for The MONY Group’s products. The MONY Group does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Conference Call

The MONY Group Inc. will host a conference call on Thursday, May 6, 2004 commencing at 9:00 AM (Eastern Time) to discuss its first quarter 2004 results. To participate in the call, U.S. participants, should dial (877) 715 5317 and Canadian and other international participants should dial (973) 582 2751. Participants should dial into the call 10 minutes early to facilitate a timely connection. A simultaneous webcast of the call will also be available on The MONY Group’s website at www.mony.com/investorrelations.

Replay #—U.S. participants dial (877) 519-4471, pin#4664325 – Canadian and other international participants should dial (973) 341-3080, pin#4664325. Replay available from 12:00 Noon Eastern Time on May 6, 2004 through 12:00 Midnight Eastern Time on May 13, 2004.

This press release, the Company’s quarterly financial supplement and other financial documents may be accessed at www.mony.com/investorrelations.

About The MONY Group Inc.

The MONY Group Inc. (NYSE: MNY), with approximately $60 billion in assets under management and administration, provides life insurance, annuities, mutual funds, brokerage, asset management, business & estate planning, trust and investment banking products and services to individual and institutional clients through several member companies. The MONY Group focuses primarily on offering customized financial solutions through multiple distribution channels, including a career network, brokerage general agencies, financial advisors, brokers, and other complementary channels. The MONY Group’s (www.mony.com) member companies include The Advest Group, Inc., MONY Life Insurance Company, MONY Life Insurance Company of America, Matrix Capital Markets Group Inc., Enterprise Capital Management, Inc., U.S. Financial Life Insurance Company, MONY Securities Corporation.

SUPPLEMENTARY FINANCIAL INFORMATION

To assist interested parties in analyzing the Company’s consolidated financial results attached is the following supplemental information:

Exhibit I presents certain summary consolidated income statement data of The MONY Group prepared in accordance with generally accepted accounting principles for the three-month periods ended March 31, 2004 and 2003, along with a reconciliation of the company’s consolidated net income determined in accordance with generally accepted accounting principles to “adjusted operating income/(loss)”. “Adjusted operating income/(loss)” represents a non-GAAP financial measure. Both the company and many users of its financial information use this non-GAAP measure to evaluate the company’s operating performance.

Exhibit II presents certain summary consolidated balance sheet data of The MONY Group as of March 31, 2004, including book value per share excluding accumulated comprehensive income. Book value per share excluding accumulated comprehensive income is a statistic that many users of financial information consider when assessing the fair market value of a company.

Exhibit III presents information regarding new business generated by the company for the three month periods ended March 31, 2004 and 2003. Management uses this information to measure its periodic sales production. The amounts presented with respect to life insurance sales represent annualized statutory-basis premiums. Annualized statutory-basis premiums in the Protection Products segment represent the total premium scheduled to be collected on a policy or contract over a twelve-month period. Pursuant to the terms of certain of the policies and contracts issued by the company, premiums and deposits may be paid or deposited on a monthly, quarterly, or semi-annual basis. Annualized statutory-basis premium does not apply to single premium paying business. All premiums received on COLI and BOLI business and single premium paying policies during the periods presented are included. Statutory basis premiums are used in lieu of GAAP basis premiums because, in accordance with statutory accounting practices, revenues from all classes of long-duration contracts are measured on the same basis, whereas GAAP provides different revenue recognition rules for different classes of long-duration contracts. The amounts presented with respect to annuity and mutual fund sales represent deposits made by customers during the periods presented.

The information presented in Exhibit III should not be viewed as a substitute for revenues determined in accordance with GAAP. Revenues in accordance with GAAP related to product sales are generated from both current and prior period sales that are in-force during the reporting period. For protection products GAAP recognizes premium revenue when due from a policyholder. For accumulation products, GAAP revenues are a function of fee based charges applied to a contract holder’s account balance. Because of how revenues are recognized in accordance with GAAP, we do not believe GAAP revenues are meaningful in assessing the periodic sales production of a life insurance company and, accordingly, a reconciliation to GAAP revenues would not be meaningful

CONTACT: Media Contacts: Mary Taylor, 212-708-2250 OR Investor Contact: Jay Davis, 212-708-2917 SOURCE: The MONY Group Inc.

Please Read Disclaimer

Exhibit I –

THE MONY GROUP INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT

($ in millions, except share data and per share amounts)	Three Months Ended March 31,
	2004	2003
Revenues:
Premiums	$168.7	$166.8
Universal life and investment-type product policy fees	55.2	53.0
Net investment income	169.6	175.1
Net realized gains on investments	7.0	16.6
Retail brokerage and investment banking	113.9	94.6
Other income	52.2	37.0

	566.6	543.1
Benefits and Expenses:
Benefits to policyholders	200.4	196.3
Interest credited to policyholders’ account balances	35.4	33.9
Amortization of deferred policy acquisition costs	32.5	31.0
Dividends to policyholders	52.2	61.9
Other operating costs and expenses	263.0	213.2

	583.5	536.3
(Loss) income from continuing operations before income taxes and cumulative effect of a change in accounting principle	(16.9)	6.8
Income tax (benefit) expense	(0.6)	1.5

(Loss) income from continuing operations before cumulative effect of a change in accounting principle	(16.3)	5.3
Discontinued operations:
Income from real estate to be disposed of, net of income tax expense of $0.0 million and $1.2 million for the three-month periods ended March 31, 2004 and 2003, respectively.	—	2.3

Net (loss) income before cumulative effect of a change in accounting principle	(16.3)	7.6
Cumulative effect on prior periods of the adoption of SOP 03-1	4.0	—

Net (Loss) Income	$(12.3)	$7.6
Reconciliation of Net (loss) income to “Adjusted Operating (Loss) Income”
Net (Loss) Income	$(12.3)	$7.6
Adjustments:
Net realized gains from investments (after-tax)	(2.5)	(9.4)
Net After-Tax (Income) Loss From Venture Capital Investments	(0.6)	5.2
Merger Related Expenses (After-Tax)	20.0	—
Cumulative Effect of a Change in Accounting Principle (After-Tax)	(4.0)	—

Adjusted Operating Income	$0.6	$3.4

Diluted Per Share Amounts:
Net (Loss) Income	$(0.25)	$0.16
Adjusted Operating Income	$0.01	$0.07
Share Data (see Note 1):
Weighted-average Shares Outstanding	50,121,814	46,961,194
Plus: Incremental Shares from Assumed Conversion of Diluted Securities	—	23,816

Weighted-average Shares used in Diluted Per Share Calculations	50,121,814	46,985,010

Note 1: 815,257 incremental shares from the assumed conversion of dilutive securities were not included in the computation of per share amounts for the three-month period ended March 31, 2004 because their inclusion would be anti-dilutive.

Exhibit II

SUMMARY CONSOLIDATED BALANCE SHEET DATA

($ in millions, except per share amounts)

As of March 31, 2004
Assets:
Invested assets (including cash and cash equivalents)	$13,683.7
Separate account assets	4,952.0
Other assets	2,969.5

Total assets	$21,605.2

Liabilities:
Policyholders’ liabilities	$11,655.0
Separate account liabilities	4,949.0
Long-term debt	876.4
Other liabilities	2,024.5

Total liabilities	19,504.9

Shareholders’ equity:
Equity	2,032.7
Accumulated comprehensive income	67.6

Total shareholders’ equity	2,100.3

Total liabilities and shareholders’ equity	$21,605.2

Per share amounts:
Diluted book value per share	$41.22

Diluted book value per share (Ex. Accumulated Comprehensive Income)	$39.90

Exhibit III

SEGMENT INFORMATION

The following chart presents MONY’s protection and accumulation sales for the periods indicated, as well as revenue generated from the company’s retail brokerage and investment banking segment.

	Three-Month Period Ended 3/31/04	Three-Month Period Ended 3/31/03
New Business ($ millions)
Protection Products
Career Agency System	$10.7	$12.3
U.S. Financial Life Insurance Company	16.4	15.4
MONY Partners Brokerage and Other	8.8	6.3
COLI/BOLI [5]	41.0	33.4

Total New Life Insurance Premiums	$76.9	$67.4

Accumulation Products
Variable Annuities [1]	$98	$92
Fixed Annuities [2]	30	54
Career Agency System—Mutual Funds	51	42
Third Party Distribution—Mutual Funds	314	247

Total Accumulation	$493	$435

Revenues ($ millions)
Retail Brokerage & Investment Banking
Advest [3]	89.5	77.2
MONY Securities Corp.	16.6	9.4
Other	1.0	0.9

Total Revenue	$107.1	$87.5

Other Products
MONY Brokerage Inc. [4]	$5.4	$5.7

[1]	$89 million and $85 million sold through the career agency system, and $9 million and $7 million sold through the brokerage channel in the three month periods ended March 31, 2004 and 2003, respectively.
[2]	$11 million and $32 million sold through the career agency system, and $19 million and $22 million sold through the brokerage channel in the three-month periods ended March 31, 2004 and 2003, respectively.
[3]	Excludes interest income of $6.8 million and $7.1 million for the quarters ended March 31, 2004 and 2003, respectively.
[4]	MONY Brokerage Inc. includes sales by the company’s career agents of certain nonproprietary protection and other products.
[5]	Includes $8 million from a single COLI case which has multiple underwriters with a career agent being the lead underwriter.

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